Exhibit 99.1

LSC Communications Launches as an Independent Company Following Spin-Off From

R.R. Donnelley & Sons Company

CHICAGO, October 3, 2016 – LSC Communications, Inc. (“LSC” or “the Company”), a global leader in traditional and digital print, print-related services and office products with $3.7 billion in annual revenues, today announced that it has begun operating as a standalone public company following the completion of its tax-free spin-off from R.R. Donnelley & Sons Company (NYSE: RRD). Starting today, LSC will begin “regular-way” trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “LKSD.”

“We are excited about the future of LSC and the opportunities we have as an independent company,” said Thomas J. Quinlan III, LSC’s Chairman and Chief Executive Officer. “LSC has a strong heritage, and we look forward to creating an even better future by continuing to leverage our competitive advantages, including significant scale, long-standing customer relationships and a track record of innovation within our diverse product and service profile. We believe our separation from RR Donnelley will benefit all aspects of LSC’s business and enable us to further refine our focus on our customers’ distinct strategic priorities, as well as our own.”

The Company is focused on creating stockholder value through business strategies and objectives that include further expansion into end-to-end supply chain management; driving growth in core and related businesses; building on market positions through expansion of office products brands; maintaining focus on cost structure and selectively pursuing strategic acquisitions.

With a portfolio of customer-focused solutions that serve the needs of publishers, merchandisers and retailers worldwide, LSC’s offerings include print, office products, e-services, warehousing, fulfillment services and supply chain management. The Company’s robust platform provides the scale to maximize efficiencies and lower total overall costs for customers.

Since September 21, 2016, LSC shares have been traded on a “when issued” basis under the symbol “LKSD.WI.” The “when issued” trading of LSC shares ended at the close of the market Friday, September 30th. LSC currently has approximately 32.4 million shares outstanding.

The Company also announced that its Board of Directors has set May 18, 2017 as the date for the 2017 Annual Meeting of Stockholders. Additional information about the time, place and record date for this meeting will be announced by LSC in early 2017.

About LSC Communications, Inc.

LSC Communications (NYSE: LKSD) is a global leader in traditional and digital print, print-related services and office products with $3.7 billion in annual revenues that serves the needs of publishers, merchandisers and retailers. The Company’s service offering includes e-services, warehousing and fulfillment and supply chain management. LSC utilizes a broad portfolio of technology capabilities coupled with consultative attention to clients’ needs to increase speed to market, reduce costs, provide postal savings to customers and improve efficiencies. Strategically located operations provide local service and responsiveness while leveraging the economic, geographic and technological advantages of an international organization. For more information about LSC Communications, visit: www.lsccom.com

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements, including risks associated with the ability of LSC Communications to perform as expected as a separate, independent entity and risks associated with the volatility and disruption of the capital and credit markets, and adverse changes in the global economy. Readers are strongly encouraged to read the full cautionary statements contained in LSCs filings with the SEC. LSC disclaims any obligation to update or revise any forward-looking statements.

Contact:

Janet Halpin, Treasurer and Investor Relations

Email: Janet.Halpin@lsccom.com

Phone: 312-326-8742